DEFERRED STOCK UNIT AGREEMENT
FOR DIRECTORS

Non-transferable

G R A N T  T O

___________________________________
(“Grantee”)

by Lowe’s Companies, Inc. of units representing the right to receive

________________

shares of its Common Stock, $0.50 par value

pursuant to and subject to the provisions of the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan and to the terms and conditions set forth on the following page.

IN WITNESS WHEREOF, Lowe’s Companies, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Award Date.

LOWE’S COMPANIES, INC.

By:
Name:
Title:

Award Date:

Accepted by Grantee:

TERMS AND CONDITIONS

1. Grant of Units. Lowe’s Companies, Inc. (the “Company”) hereby grants to Grantee named on Page 1 hereof (“Grantee”), subject to the restrictions and the other terms and conditions set forth in the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Plan”) and in this award agreement (this “Agreement”), deferred stock units (the “Units”) representing the right to receive the number of shares indicated on Page 1 hereof of the Company’s Common Stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Units. All Units granted pursuant to this Agreement shall be immediately one hundred percent (100%) vested in Grantee on the Award Date.

3. Deferral Account; Dividend Units. The Units shall be credited to a bookkeeping account in the name of Grantee on the books and records of the Company (the “Deferral Account”). Within thirty (30) days after the payment date of any cash dividend with respect to shares of Common Stock of the Company, additional units (“Dividend Units”), representing phantom dividends on the Units and Dividend Units held in Grantee’s Deferral Account as of the record date for such dividend, shall be credited to Grantee’s Deferral Account in accordance with the provisions of the Plan. Dividend Units shall be immediately one hundred percent (100%) vested in Grantee when credited to Grantee’s Deferral Account.

4. Receipt of Shares. The Company will issue the Shares, plus any additional shares of Common Stock of the Company represented by Dividend Units credited to Grantee’s Deferral Account, to Grantee, or in the event of Grantee’s death to Grantee’s estate, as soon as practicable following Grantee’s termination of service as a member of the Board of Directors of the Company.

5. Limitation of Rights. The Units and Dividend Units do not confer to Grantee any rights of a shareholder of the Company unless and until shares of Common Stock of the Company are in fact issued to Grantee in connection herewith.

6. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units and Dividend Units may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an affiliate, or shall be subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an affiliate. The Units and Dividend Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution except to the extent permitted under the Plan with respect to a transfer to Grantee’s children, grandchildren, spouse or family trust.

7. Plan Controls. The terms contained in the Plan (including without limitation provisions regarding changes in capital structure of the Company) are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

8. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

9. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

10. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Lowe's Companies, Inc.
1605 Curtis Bridge Road
Wilkesboro, NC 28697
Attention: VP of Compensation and Benefits

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.